Exhibit 99.1

Gulfport Energy Reports Third Quarter 2025 Financial and Operating Results

OKLAHOMA CITY (November 4, 2025) Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) today reported financial and operating results for the three months ended September 30, 2025.

Key Highlights

●	Expanded undeveloped Marcellus inventory by approximately 125 gross locations, an increase of approximately 200% in Ohio Marcellus inventory

●	Investing incremental discretionary capital to successfully test the drilling feasibility of U-development in the Utica, recently reaching total depth on two U-development wells and unlocking 20 gross Utica dry gas locations

●	Reiterate plans to invest approximately $75 million - $100 million toward discretionary acreage acquisitions by end of first quarter of 2026, of which $15.7 million was deployed at the end of the third quarter of 2025

●	Plan to allocate approximately $125 million to common stock repurchases in the fourth quarter of 2025 while maintaining leverage at or below one times

Third Quarter 2025

●	Delivered total net production of 1,119.7 MMcfe per day, an increase of approximately 11% over second quarter 2025

●	Produced total net liquids production of 22.0 MBbl per day, an increase of approximately 15% over second quarter 2025

●	Incurred base capital expenditures of $74.9 million, which includes $68.7 million of base operated D&C capital expenditures and $6.2 million of maintenance land and leasehold spending

●	Invested incremental $12.4 million on discretionary capital expenditures

●	Reported $111.4 million of net income and $213.1 million of adjusted EBITDA(1)

●	Generated $209.1 million of net cash provided by operating activities and $103.4 million of adjusted free cash flow(1), which includes the impact of approximately $12.4 million of incremental discretionary capital expenditures

●	Repurchased approximately 438.3 thousand shares of common stock (including preferred stock on an as-converted basis) for approximately $76.3 million, including the optional redemption of all the Company’s outstanding preferred stock of approximately $31.3 million

●	Completed opportunistic discretionary acreage acquisitions totaling $8.9 million

●	Issued annual Corporate Sustainability Report, providing transparency around the Company’s sustainability initiatives, progress and commitment to environmental stewardship

Updated Full Year 2025 Outlook

●	Forecast full year 2025 net daily equivalent production to be approximately 1.04 Bcfe per day

●	Expect to invest total base capital expenditures of approximately $390 million, including $355 million of base operated drilling and completion expenditures and $35 million of maintenance leasehold and land investment

●	Plan to allocate a total of $30 million toward discretionary appraisal projects, including drilled but uncompleted (“DUC”) and recompletion activity and the Company’s first U-development in the Utica, unlocking approximately 20 gross locations of drillable inventory with attractive returns

●	Plan to allocate a total of $35 million toward discretionary development activity that is anticipated to mitigate the production impact of offset operator simultaneous operations and planned midstream maintenance downtime anticipated in early 2026

●	Expect to repurchase approximately $325 million of Gulfport’s outstanding equity during 2025, inclusive of approximately $125 million planned for the fourth quarter of 2025

John Reinhart, President and CEO, commented, “We are pleased to announce a significant expansion of our drillable inventory, driven by further delineation of the Ohio Marcellus across our acreage position as well as our team’s successful execution in drilling our first U-development wells within our Utica acreage footprint. In the Marcellus, recent peer activity combined with Gulfport’s own development has expanded resource viability to the north, capturing significant, incremental value overlying our Utica development at no incremental land cost and effectively doubling our net drillable Marcellus inventory.”

Reinhart continued, “As part of our evaluation of U-development, we are investing approximately $30 million in discretionary appraisal capital during 2025, which includes the drilling and completion of two U-development wells in the Utica. These wells were recently successfully drilled and are scheduled for completion in the coming months, validating the technical feasibility of this development concept across our acreage position. This discretionary investment adds nearly one net year of high-quality, dry gas inventory and unlocks previously uneconomic development at no additional land cost to the Company, further enhancing our long-term development portfolio.”

Reinhart continued, “Since year-end 2022, Gulfport has grown our gross undeveloped inventory by more than 40%, driven by targeted discretionary acreage acquisitions, Marcellus delineation and U-development initiatives. We now estimate the Company holds approximately 700 gross locations across our asset base. These inventory additions unlock substantial value across our core assets, increasing economic inventory by approximately three years and bringing our total net inventory to roughly 15 years with break-evens below $2.50 per MMBtu, underscoring the high-quality, go-forward development opportunities in our portfolio.”

“In response to known production impacts predominately from simultaneous operations of an offsetting operator and planned third-party midstream maintenance downtime in the first quarter of 2026, Gulfport has proactively elected to invest approximately $35 million toward discretionary development activity during 2025. This proactive spend is expected to mitigate a portion of the forecasted upcoming production impact and position the Company to deliver volumes into a favorable commodity price environment, benefiting the 2026 development program. These incremental investments, ongoing discretionary acreage acquisitions and the repurchase of our common stock represent some of the most attractive uses of our available adjusted free cash flow. Considering this, we plan to repurchase approximately $125 million of our outstanding common stock during the fourth quarter of 2025, funded by adjusted free cash flow generation and available capacity on our revolving credit facility while maintaining financial leverage at or below one times,” concluded Reinhart.

A company presentation to accompany the Gulfport earnings conference call can be accessed by clicking here.

1.	A non-GAAP financial measure. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at www.gulfportenergy.com.

Operational Update

The table below summarizes Gulfport’s operated drilling and completion activity for the third quarter of 2025:

	Quarter Ended September 30, 2025
	Gross	Net	Lateral Length
Spud
Utica & Marcellus	9	9.0	13,800
SCOOP	—	—	—

Drilled
Utica & Marcellus	4	4.0	11,400
SCOOP	—	—	—

Completed
Utica & Marcellus	4	4.0	14,700
SCOOP	—	—	—

Turned-to-Sales
Utica & Marcellus	7	7.0	14,900
SCOOP	—	—	—

Gulfport’s net daily production for the third quarter of 2025 averaged 1,119.7 MMcfe per day, primarily consisting of 916.8 MMcfe per day in the Utica/Marcellus and 202.9 MMcfe per day in the SCOOP. For the third quarter of 2025, Gulfport’s net daily production mix was comprised of approximately 88% natural gas, 8% natural gas liquids (“NGL”) and 4% oil and condensate.

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024
Production
Natural gas (Mcf/day)	987,746	966,522
Oil and condensate (Bbl/day)	6,892	4,618
NGL (Bbl/day)	15,097	10,489
Total (Mcfe/day)	1,119,678	1,057,164
Average Prices
Natural Gas:
Average price without the impact of derivatives ($/Mcf)	$2.61	$1.80
Impact from settled derivatives ($/Mcf)	$0.34	$0.95
Average price, including settled derivatives ($/Mcf)	$2.95	$2.75
Oil and condensate:
Average price without the impact of derivatives ($/Bbl)	$58.99	$69.35
Impact from settled derivatives ($/Bbl)	$3.63	$0.22
Average price, including settled derivatives ($/Bbl)	$62.62	$69.57
NGL:
Average price without the impact of derivatives ($/Bbl)	$27.89	$27.58
Impact from settled derivatives ($/Bbl)	$0.21	$(0.16)
Average price, including settled derivatives ($/Bbl)	$28.10	$27.42
Total:
Average price without the impact of derivatives ($/Mcfe)	$3.04	$2.22
Impact from settled derivatives ($/Mcfe)	$0.33	$0.87
Average price, including settled derivatives ($/Mcfe)	$3.37	$3.09
Selected operating metrics
Lease operating expenses ($/Mcfe)	$0.20	$0.19
Taxes other than income ($/Mcfe)	$0.08	$0.07
Transportation, gathering, processing and compression expense ($/Mcfe)	$0.94	$0.92
Recurring cash general and administrative expenses ($/Mcfe) (non-GAAP)	$0.13	$0.13
Interest expenses ($/Mcfe)	$0.13	$0.16

Capital Investment

Total base capital investment was $74.9 million (on an incurred basis) for the third quarter of 2025, of which $68.7 million related to operated base drilling and completion activity and $6.2 million related to maintenance leasehold and land investment. In addition, Gulfport invested $9.3 million on discretionary appraisal projects, including capital directed toward DUC activity and recomplete opportunities on historical Utica development and the Company’s first U-development in the Utica, and approximately $3.1 million on discretionary development activity. Gulfport also invested approximately $8.9 million in discretionary acreage acquisitions and incurred approximately $0.7 million related to non-operated drilling and completion activities.

For the nine-month period ended September 30, 2025, total base capital investment was $352.7 million (on an incurred basis), of which $329.3 million related to operated base drilling and completion activity and $23.4 million related to maintenance leasehold and land investment. In addition, Gulfport invested $15.4 million on appraisal projects, including capital directed toward DUC activity and recomplete opportunities on historical Utica development and the Company’s first U-development in the Utica, and approximately $3.1 million on discretionary development activity. Gulfport also invested approximately $15.7 million in discretionary acreage acquisitions and incurred approximately $2.2 million related to non-operated drilling and completion activities.

Stock Repurchase Program

Gulfport repurchased approximately 438.3 thousand shares of common stock (including the underlying shares of common stock into which the preferred stock was convertible) at a weighted-average price of $174.01 during the third quarter of 2025, totaling approximately $76.3 million. As of September 30, 2025, the Company had approximately $715.0 million of remaining capacity under the stock repurchase program.

Financial Position and Liquidity

As of September 30, 2025, Gulfport had approximately $3.4 million of cash and cash equivalents, $51.0 million of borrowings under its revolving credit facility, $48.7 million of letters of credit outstanding and $650.0 million of outstanding 2029 senior notes.

Gulfport’s liquidity at September 30, 2025, totaled approximately $903.7 million, comprised of the $3.4 million of cash and cash equivalents and approximately $900.3 million of available borrowing capacity under its credit facility.

Credit Facility Borrowing Base Redetermination

On October 30, 2025, Gulfport completed its semi-annual borrowing base redetermination during which the borrowing base was reaffirmed at $1.1 billion with elected commitments remaining at $1.0 billion.

Derivatives

Gulfport enters into commodity derivative contracts on a portion of its expected future production volumes to mitigate the Company’s exposure to commodity price fluctuations. For details, please refer to the “Derivatives” section provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

2024 - 2025 Corporate Sustainability Report

Gulfport is committed to environmental stewardship, sustainable practices and strong corporate governance. The Company’s sustainability report can be found under “Sustainability” on www.gulfportenergy.com. Gulfport published its 2024 - 2025 Corporate Sustainability Report on November 4, 2025.

Third Quarter 2025 Conference Call

Gulfport will host a teleconference and webcast to discuss its third quarter of 2025 results beginning at 9:00 a.m. ET (8:00 a.m. CT) on Wednesday, November 5, 2025.

The conference call can be heard live through a link on the Gulfport website, www.gulfportenergy.com. In addition, you may participate in the conference call by dialing 866-373-3408 domestically or 412-902-1039 internationally. A replay of the conference call will be available on the Gulfport website and a telephone audio replay will be available from November 5, 2025 to November 19, 2025, by calling 877-660-6853 domestically or 201-612-7415 internationally and then entering the replay passcode 13756501.

Financial Statements and Guidance Documents

Third Quarter of 2025 earnings results and supplemental information regarding quarterly data such as production volumes, pricing, financial statements and non-GAAP reconciliations are available on our website at ir.gulfportenergy.com.

Non-GAAP Disclosures

This news release includes non-GAAP financial measures. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of U.S. trade policy and its impact on broader economic conditions, the war in Ukraine and the conflict in the Middle East on our business, our industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2024 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls.  Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors.  It is possible that the financial and other information posted there could be deemed to be material information.  The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550

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